Exhibit 32.2

FORD MOTOR COMPANY

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Lewis Booth, Executive Vice President and Chief Financial Officer of Ford Motor Company (the "Company"), hereby certify pursuant to Rule 13a-14(b) or Rule 15d-14(a) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code that to my knowledge:

1.
The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, to which this statement is furnished as an exhibit (the "Report"), fully complies with the requirements of Rule 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 6, 2009	/s/ Lewis Booth
L.W.K. Booth
Executive Vice President and
Chief Financial Officer